Exhibit 23.1

INDEPENDENT AUDITOR’S CONSENT

We consent to the incorporation by reference in Registration Statement No. 33-397685 of Alliance Bancshares California on Form S-8 of our report, dated February 11, 2003, appearing in this Annual Report on Form 10-KSB of Alliance Bancshares California for the year ended December 31, 2002.

McGladrey & Pullen LLP

Pasadena, California
March 28, 2003